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                                                                   EXHIBIT 10.7



                              EMPLOYMENT AGREEMENT
                              --------------------


         AGREEMENT dated as of September 6, 1996 by and between I-Flow Corporation (the "Company"), having its principal address at 2532 White Road, Irvine, CA 92614 and James J. Dal Porto ("Employee").

         WHEREAS, the Company wishes to encourage Employee to continue to render services to the Company by granting Employee certain rights upon termination or upon a "Change in Control" as hereinafter defined,

         WHEREAS, the Employee wishes to enter into this Agreement;

         NOW, THEREFORE, the parties agree as follows:

     1.  Employment.
         ----------

         The Company agrees to employ Employee and Employee agrees to serve in such employment capacities as may be requested from time to time by the Chief Executive Officer or the Board of Directors of the Company. Employee hereby accepts such employment upon the terms and conditions set forth herein. Nothing in this Agreement is intended to create and should not be interpreted to create an employment contract for any specified length of time between Company and Employee.

     2.  Termination of Employment.
         -------------------------

         Employee's employment may be terminated at any time, without cause, by either party upon sixty days written notice. Employee's employment may be terminated at any time for cause, without notice. For purposes of this Agreement, cause shall be defined to include but shall not be limited to dishonesty, nonperformance of duties, immoral conduct detrimental to the Company, conviction of a felony, or unfaithfulness or a failure to act or not act in accordance with the direction of the Company.

     3.  Severance Pay.
         -------------

         (a) Termination of Employment for Cause. In the event Employee's employment by Company is terminated for cause, or Employee voluntarily resigns, Company shall have no obligations to pay any severance pay to Employee.


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             (b) Termination for Reasons Other than Cause.  The Employee shall be entitled to a severance package consisting of (i) a one time payment equal to one year of his base salary at the time of termination and (ii) immediate vesting of all Stock Options granted up to the time of termination, with the exercise period being no less than one year from the date of termination. To receive this severance package one of the following must be true:

                 (1)  The Employee is terminated without cause.

                 (2) The Employee is asked to accept a significant change in job responsibility that is clearly a demotion.

                 (3) The Employee is asked to relocate in order to remain employed.

                 (4) The Employee is asked to accept a reduction in salary and/or benefits.

         4.  Change in Control.
             -----------------
             (a) In the event of a Change in Control as hereinafter defined, all of Employee's Stock Options shall immediately vest and becomes fully exercisable and the exercise period remaining shall be no less than one year from the date of Change in Control.

             (b) In the event of a Change in Control as hereinafter defined, all of Employee's Sock Options shall immediately vest and become fully exercisable and the exercise period remaining shall be no less than one year from the date of Change in Control.

             (b) "Change in Control" shall mean the occurrence of any of the following: (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the voting power of the then outstanding securities of the Corporation; (ii) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board of Directors of the Corporation in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; (iii) the stockholders of the Corporation approve an agreement providing for (A) the merger or consolidation of the Corporation with another corporation where the stockholders of the Corporation, immediately after the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares


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            entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect Directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger of consolidation would be entitled in the election of directors or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation or (B) the sale or other disposition of all or substantially all the assets of the Corporation, or a liquidation, dissolution or statutory exchange of the Corporation; or (iv) any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 30% or more of the voting power of the then-outstanding securities of the Corporation.

        5. Nothing herein shall be construed as requiring the Company to continue the employment of Employee except in the circumstances herein stated.

        6. This Agreement shall be governed and construed in accordance with the laws of the State of California.

        7. This Agreement shall be binding upon successors and assigns of the Company by merger, consolidation, purchase of assets or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above stated.


I-FLOW CORPORATION


By: /s/ DONALD M. EARHART                        By: /s/ JAMES J. DAL PORTO
    -------------------------------                  ---------------------------
    Donald M. Earhart                                James J. Dal Porto
    Chairman, President & CEO                        Employee


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